Exhibit 23.1
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                          INDEPENDENT AUDITOR'S CONSENT



I consent to the use in this registration statement of IPORUSSIA, Inc. on Form SB-2 of my report dated January 15, 2004 appearing in the prospectus, which is part of this registration statement, and to all references to me included in this registration statement.



/s/ Aaron Stein
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Aaron Stein, CPA
Woodmere, New York
July 6, 2004